      As filed with the Securities and Exchange Commission on September 19, 2000
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MYPOINTS.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                          7311                                  94-3255692
(STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)


                        100 CALIFORNIA STREET, 11TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 676-3700

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     CYBERGOLD, INC. 1996 STOCK OPTION PLAN
               CYBERGOLD, INC. 1999 OMNIBUS EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                               STEVEN M. MARKOWITZ
                             CHIEF EXECUTIVE OFFICER
                               MYPOINTS.COM, INC.
                        100 CALIFORNIA STREET, 11TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 676-3700

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                              MARIO M. ROSATI, ESQ.
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED
                                                                           MAXIMUM               PROPOSED
                                                   AMOUNT                 OFFERING                MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO             TO BE                    PRICE                AGGREGATE            AMOUNT OF
             BE REGISTERED                       REGISTERED               PER SHARE           OFFERING PRICE       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
CyberGold, Inc. 1996 Stock Option Plan
Common Stock, $0.001 par value
(currently outstanding options) (1)            950,464 shares             $ 8.03             $ 7,632,225.92          $2,014.91

CyberGold, Inc. 1996 Stock Option Plan
Common Stock, $0.001 par value
(options available for future grant) (2)       233,536 shares             $ 7.9375           $ 1,853,692.00          $  489.38

TOTAL                                        1,184,000 SHARES

CyberGold, Inc. 1999 Omnibus Equity
Incentive Plan
Common Stock, $0.001 par value
(currently outstanding options) (3)          1,048,872 shares             $18.06             $18,942,628.32          $5,000.85

CyberGold, Inc. 1999 Omnibus Equity
Incentive Plan
Common Stock, $0.001 par value
(options available for future grant) (4)       134,939 shares             $ 7.9375           $ 1,071,078.31          $  282.76

TOTAL                                        1,183,811 SHARES

        TOTAL REGISTRATION FEES:                                                                                     $7,787.90
====================================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $8.03 as to 950,464 outstanding but unexercised options to purchase Common Stock under the Cybergold, Inc. 1996 Stock Option Plan.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 233,536 shares of Common Stock authorized for issuance pursuant to the Cybergold, Inc. 1996 Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on September 18, 2000, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The computation is based upon the weighted average exercise price per share of $18.06 as to 1,048,872 outstanding but unexercised options to purchase Common Stock under the Cybergold, Inc. 1999 Omnibus Equity Incentive Plan.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 134,939 shares of Common Stock authorized for issuance pursuant to the Cybergold, Inc. 1999 Omnibus Equity Incentive Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on September 18, 2000, because the price at which the options to be granted in the future may be exercised is not currently determinable.

                               MYPOINTS.COM, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by MyPoints.com, Inc. (the "Registrant") with the Securities and Exchange Commission.

     (1)  Annual Report on Form 10-K for the fiscal year ended December 31,
1999.

     (2)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     (3)  Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

     (4)  Current Report on Form 8-K dated August 21, 2000.

     (5) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A as declared effective on August 3, 1999.

     (6) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Mario M. Rosati, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is a Director and Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable

ITEM 8.  EXHIBITS.

     EXHIBIT NUMBER                                     DESCRIPTION
     --------------                                     -----------
          4.1*         CyberGold, Inc. 1996 Stock Option Plan

          4.2*         CyberGold, Inc. 1999 Omnibus Equity Incentive Plan

          5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the
                       legality of securities being registered.

         23.1          Consent of PricewaterhouseCoopers, LLP, Independent Accountants.

         23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in
                       Exhibit 5.1 hereto).

         24.1          Power of Attorney (see page signature page).

* Incorporated by reference from the Cybergold, Inc. Registration Statement on Form S-8 (File No. 333-88053), filed September 29, 1999.

ITEM 9.  UNDERTAKINGS.

     A.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on September 19, 2000.

                                MYPOINTS.COM, INC.

                                By: /s/ STEVEN M. MARKOWITZ
                                    -------------------------
                                    Steven M. Markowitz, Chief Executive Officer
                                    and Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Markowitz and John Steuart, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                           TITLE                                DATE
              ---------                                           -----                                ----
/s/ STEVEN M. MARKOWITZ                                Chief Executive Officer and              September 19, 2000
-------------------------------------------            Chairman of the Board
Steven M. Markowitz

                                                       Vice Chairman of the Board
-------------------------------------------
Nathaniel Goldhaber

/s/ JOHN STEUART                                       Sr. Vice President, CFO (Principal       September 19, 2000
-------------------------------------------            Financial and Accounting Officer),
John Steuart                                           and Director

/s/ MARIO M. ROSATI                                    Director and Secretary                   September 19, 2000
-------------------------------------------
Mario M. Rosati

/s/ HOWARD L. MORGAN                                   Director                                 September 19, 2000
-------------------------------------------
Howard L. Morgan

/s/ THOMAS NEWKIRK                                     Director                                 September 19, 2000
-------------------------------------------
Thomas Newkirk

                                                       Director
-------------------------------------------
Lawrence E. Phillips

/s/ LESTER WUNDERMAN                                   Director                                 September 19, 2000
-------------------------------------------
Lester Wunderman

                                INDEX TO EXHIBITS


     EXHIBIT NUMBER                                     DESCRIPTION
     --------------                                     -----------
          4.1*         CyberGold, Inc. 1996 Stock Option Plan

          4.2*         CyberGold, Inc. 1999 Omnibus Equity Incentive Plan

          5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the
                       legality of securities being registered.

         23.1          Consent of PricewaterhouseCoopers, LLP, Independent Accountants.

         23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in
                       Exhibit 5.1 hereto).

         24.1          Power of Attorney (see page signature page).

* Incorporated by reference from the Cybergold, Inc. Registration Statement on Form S-8 (File No. 333-88053), filed September 29, 1999.




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